Exhibit 10.1

AMENDMENT NO. 1 TO SECURITY AGREEMENT

This Amendment No. 1 to Security Agreement (this “Amendment”) dated this 23rd day of April, 2020, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and The Vantage Group Ltd., a Delaware corporation (the “Holder”).

WHEREAS, the Holder, as purchaser from the original holder of an original issue discount convertible debenture of the Company, dated December 24, 2019, secured under a security agreement dated December 24, 2019 (the “Security Agreement”), and the Company are party to the Security Agreement;

WHEREAS, the Company and the Holder desire to amend the Security Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Section 1(a) of the Security Agreement is hereby amended and restated to read as follows:

(a) “Collateral” means all of the Company’s right title and interest to the URLs set forth on Schedule A hereto.

2. Except as modified herein, the terms of the Security Agreement shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/ Danil Pollack
Name:	Danil Pollack
Title:	Chief Executive Officer

THE VANTAGE GROUP LTD.

By:	/s/ Lyle Hauser
Name:	Lyle Hauser
Title:	Chief Executive Officer

Exhibit A

URL’s constituting Collateral